Exhibit 4.3

SUPPLEMENTAL INDENTURE, dated as of April 16, 2013 (this “Supplemental Indenture”), by and among Scientific Games International, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined in the indenture referred to herein), SG California Merger Sub, Inc., a Delaware corporation, Scientific Games New Jersey, LLC, a Delaware limited liability company (the “Additional Guarantors”), and The Bank of Nova Scotia Trust Company of New York as trustee (the “Trustee”).
WHEREAS, the Company, the original Guarantors and the Trustee executed an Indenture, dated as of May 21, 2009 (the “Indenture”), relating to the Company's 9.250% Senior Subordinated Notes due 2019;
WHEREAS, under certain circumstances, Section 11.17 of the Indenture requires the Company to cause each of the Company's Restricted Subsidiaries to execute and deliver to the Trustee a supplemental indenture and thereby become a Guarantor bound by the Guarantee of the Securities on the terms set forth in Article Eleven of the Indenture;
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
WHEREAS, except as otherwise defined herein in this Supplemental Indenture, capitalized terms used in this Supplemental Indenture have the meanings specified in the Indenture;
NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities, as follows:
ARTICLE ONE

AMENDMENT
Section 1.01.  Amendment.  Each of the Additional Guarantors hereby agrees to become a Guarantor bound by the Guarantee of the Securities on the terms set forth in Article Eleven of the Indenture.
ARTICLE TWO

MISCELLANEOUS PROVISIONS
Section 2.01.  Indenture.  Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect.
Section 2.02.  Trustee's Disclaimer.  The Trustee shall not be responsible for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Additional Guarantors.
Section 2.03.  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 2.04.  Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but all of them together shall represent the same agreement.
Section 2.05.  Headings.  The Article and Section headings in this Supplemental Indenture are for convenience only and shall not affect the construction of this Supplemental Indenture.
(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

SIGNATURES
IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

Company:
SCIENTIFIC GAMES INTERNATIONAL, INC.

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: Vice President, General Counsel and Secretary

Additional Guarantor:
SG CALIFORNIA MERGER SUB, INC.

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: Secretary

SCIENTIFIC GAMES NEW JERSEY, LLC

By:	Scientific Games International, Inc., its sole member

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: Vice President, General Counsel and Secretary

Existing Guarantors:
SCIENTIFIC GAMES CORPORATION

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: Vice President-Worldwide Legal Affairs and Corporate Secretary

SG GAMING NORTH AMERICA, INC.

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: Vice President and Secretary

SCIENTIFIC GAMES PRODUCTS, INC.

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: Vice President and Secretary

MDI ENTERTAINMENT, LLC

By:	Scientific Games International, Inc., its sole member

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: Vice President, General Counsel and Secretary

SCIENTIFIC GAMES SA, INC.

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: General Counsel and Secretary

SCIPLAY INC.

By:	/s/ Jack B. Sarno
Name: Jack B. Sarno
Title: Vice President and Secretary

Trustee:
THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK

By:	/s/ John F. Neylan
Name: John F. Neylan
Title: Trust Officer